Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Otis Worldwide Corporation of our report dated February 7, 2020 relating to the financial statements and financial statement schedule, which appears in Otis Worldwide Corporation's Amendment No. 1 to Form 10 for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP
Hartford, CT
April 2, 2020